UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006 (March 16, 2006)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 16, 2006, on management’s recommendation, the Audit Committee of the Board of Directors of Epicor Software Corporation, and following discussion with the Company’s independent registered public accountants, determined that the Company’s financial statements, along with the related auditors’ reports, for the fiscal years ended December 31, 2003 and 2004, and the interim quarterly periods for 2004 and through September 30, 2005, should no longer be relied upon because the Company had not properly applied certain accounting guidance contained in the American Institute of Certified Public Accountants Statement of Position 97-2, Software Revenue Recognition, and Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect To Certain Transactions. Accordingly, the Company will restate its financial statements for the fiscal years ended December 31, 2003 and 2004, and the interim quarterly periods for 2004 and through September 30, 2005. As a result of the restatement, the Company will reallocate revenues between license fees and maintenance and make an adjustment to the timing of the recognition of those revenues, which generally will have the effect of deferring revenue previously recognized until later periods. Such technical restatement will not impact the Company’s current or prior years’ liquidity or cash flow, nor will the restatement impact total revenue, profits and cash flow associated with the contracts in question over the life of the contracts.

The Company intends to file its restated financial statements for the fiscal years ended December 31, 2003 and 2004, along with the restated financial information for the quarterly periods for 2004 and through September 30, 2005, in connection with the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The Company expects to file its Form 10-K for the fiscal year ended December 31, 2005 on or before March 31, 2006.

The Company’s management and its Audit Committee discussed the matters described in this Form 8-K with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: March 17, 2006	By:	/s/ John D. Ireland
John D. Ireland
Sr. Vice President; General Counsel